                                                                     EXHIBIT 4.6



                               DEPOSIT AGREEMENT*

                        dated as of ______________, ____


                                     among


                          LEVEL 3 COMMUNICATIONS, INC.

                                      and

                      [NAME OF DEPOSITARY], As Depositary

                                      and

                         HOLDERS OF DEPOSITARY RECEIPTS
                             REPRESENTING INTERESTS
                                       IN
                                PREFERRED STOCK



----------------------
* A separate Deposit Agreement will be entered into with respect to each series or class of Preferred Stock issued under the Registration Statement to which this Form of Deposit Agreement has been filed as an Exhibit. Options represented by bracketed or blank sections herein shall be determined in conformity with the applicable prospectus supplement or supplements.


                                               TABLE OF CONTENTS
                                                                                                            Page
                                                                                                            ----
ARTICLE I. DEFINITIONS 1

      Section 1.1.  Certificate of Designation................................................................1
      Section 1.2.  Certificate of Incorporation..............................................................1
      Section 1.3.  Common Stock..............................................................................1
      Section 1.4.  Company...................................................................................2
      Section 1.5.  Corporate Office..........................................................................2
      Section 1.6.  Depost Agreement..........................................................................2
      Section 1.7.  Depositary................................................................................2
      Section 1.8.  Depositary Share..........................................................................2
      Section 1.9.  Depositary's Agent........................................................................2
      Section 1.10.  Exchange Debt Securities.................................................................2
      Section 1.11.  Indenture................................................................................2
      Section 1.12.  Preferred Stock..........................................................................2
      Section 1.13.  Receipt..................................................................................3
      Section 1.14.  Record Holder............................................................................3
      Section 1.15.  Registrar................................................................................3
      Section 1.16.  Securities Act...........................................................................3

ARTICLE II.  FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND
                       REDEMPTION OF RECEIPTS.................................................................3

      Section 2.1.  Form and Transferability of Receipts......................................................3
      Section 2.2.  Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.........4
      Section 2.3.  Optional Redemption of Preferred Stock for Cash...........................................5
      Section 2.4.  Optional Exchange or Preferred Stock for Common Stock or Exchange Debt Securities.........7
      Section 2.5.  Transfers of Receipts.....................................................................8
      Section 2.6.  Combinations and Split-ups of Receipts....................................................8
      Section 2.7.  Surrender of Receipts and Withdrawal ofPreferred Stock....................................9
      Section 2.8.  Limitations on Execution and Delivery, Transfer, Split-up, Combination,
                      Surrender and Exchange of Receipts......................................................10
      Section 2.9.  Lost Receipts, etc........................................................................10
      Section 2.10.  Cancellation and Destruction of Surrendered Receipts.....................................11
      Section 2.11.  Conversion of Preferred Stock into Common Stock or Exchange Debt Securities..............11

ARTICLE III.  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY......................................14

      Section 3.1.  Filing Proofs, Certificates and Other Information.........................................14
      Section 3.2.  Payment of Taxes or Other Governmental Charges............................................14
      Section 3.3.  Representations and Warranties as to Preferred Stock......................................15

      Section 3.4.  Representation and Warranty as to Receipts................................................15
      Section 3.5.  Representation and Warranty as to Common Stock............................................15
      Section 3.6.  Representation and Warranty as to Common Stock or Exchange Debt Securities................15

ARTICLE IV.  THE PREFERRED STOCK, NOTICES.....................................................................16

      Section 4.1.  Cash Distributions........................................................................16
      Section 4.2.  Distributions Other Than Cash.............................................................16
      Section 4.3.  Subscription Rights, Preferences or Privileges............................................17
      Section 4.4.  Notice of Dividends, Fixing of Record Date for Holders of Receipts........................18
      Section 4.5.  Voting Rights.............................................................................18
      Section 4.6.  Changes Affecting Preferred Stock and Reclassifications, Recapitalizations, etc...........19
      Section 4.7.  Reports...................................................................................19
      Section 4.8.  Lists of Receipt Holders..................................................................19

ARTICLE V.  THE DEPOSITARY AND THE COMPANY....................................................................20

      Section 5.1.  Maintenance of Offices, Agencies, Transfer Books by the Depositary, the Registrar.........20
      Section 5.2.  Prevention or Delay in Performance by the Depositary, the Depositary's Agents
                      or the Company..........................................................................20
      Section 5.3.  Obligations of the Depositary, theDepositary's Agents and the Company.....................21
      Section 5.4.  Resignation and Removal of theDepositary, Appointment of Successor Depositary.............22
      Section 5.5.  Corporate Notices and Reports.............................................................23
      Section 5.6.  Indemnification by the Company............................................................24
      Section 5.7.  Fees, Charges and Expenses................................................................24

ARTICLE VI.  AMENDMENT AND TERMINATION........................................................................24

      Section 6.1.  Amendment.................................................................................24
      Section 6.2.  Termination...............................................................................25

ARTICLE VII.  MISCELLANEOUS...................................................................................26

      Section 7.1.  Counterparts..............................................................................26
      Section 7.2.  Exclusive Benefits of Parties.............................................................26
      Section 7.3.  Invalidity of Provisions..................................................................26
      Section 7.4.  Notices...................................................................................26
      Section 7.5.  Depositary's Agents.......................................................................27
      Section 7.6.  Holders of Receipts Are Parties...........................................................27
      Section 7.7.  Governing Law.............................................................................27
      Section 7.8.  Inspection of Deposit Agreement and Certificate of Designation............................28
      Section 7.9.  Headings..................................................................................28

      TESTIMONIUM.............................................................................................31
      SIGNATURES..............................................................................................31
      EXHIBIT A..............................................................................................A-1

                               DEPOSIT AGREEMENT


          DEPOSIT AGREEMENT, dated as of ______________, ____, among LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the "Company"), [NAME OF BANK], [a New York state-chartered bank], as Depositary, and all holders from time to time of Depositary Receipts issued hereunder.


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Preferred Stock (as hereinafter defined), with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Preferred Stock deposited; and

          WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                  ARTICLE I.

                                  DEFINITIONS

                  The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Depositary Receipts:

                  Section 1.1. The term "Certificate of Designation" shall mean the Certificate of Designation adopted by the Board of Directors of the Company or a duly authorized committee thereof establishing and setting forth the rights, preferences, privileges and limitations of the Preferred Stock.

                  Section 1.2. The term "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation, as amended from time to time, of the Company.

                  Section 1.3. The term "Common Stock" shall mean shares of the Company's common stock, $.01 par value per share.

                  Section 1.4. The term "Company" shall mean Level 3 Communications, Inc., a Delaware corporation having its principal office at 3555 Farnam Street, Omaha, Nebraska 68131, and its successors.

                  Section 1.5. The term "Corporate Office" shall mean the corporate office of the Depositary in the Borough of Manhattan, New York, New York at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which, at the date of this Deposit Agreement, is located at __________________, New York, New York _______.

                  Section 1.6. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended, modified or supplemented from time to time.

                  Section 1.7. The term "Depositary" shall mean [name of bank], a company having its principal office at ___________________, New York, New York ________, and any successor as depositary hereunder.

                  Section 1.8. The term "Depositary Share" shall mean an interest in one ________ of a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share, including the dividend, voting, conversion, redemption and liquidation rights contained in the Certificate of Designation, and to the benefits of all obligations of the Company under the Certificate of Designation.

                  Section 1.9. The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in
Section 7.5.

                  Section 1.10. The term "Exchange Debt Securities" shall mean any senior or subordinated notes, bonds, debentures and/or other evidence of indebtedness of the Company which may be issued pursuant to the Indenture in exchange for the Preferred Stock pursuant to the terms of the Preferred Stock.

                  Section 1.11. The term "Indenture" shall mean the indenture relating to the Exchange Debt Securities.

                  Section 1.12. The term "Preferred Stock" shall mean shares of the Company's [describe class or issuance of preferred stock of the Company], heretofore validly issued, fully paid and nonassessable.

                  Section 1.13. The term "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares.

                  Section 1.14. The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

                  Section 1.15. The term "Registrar" shall mean any bank or trust company appointed to register Receipts as herein provided.

                  Section 1.16. The term "Securities Act" shall mean the Securities Act of 1933, as amended.


                                   ARTICLE II.

                  FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                        EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

                  Section 2.1. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

                  Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Preferred Stock or otherwise.

                  Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.5, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                  Section 2.2. Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit such Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Preferred Stock.

                  If required by the Depositary, Preferred Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  Upon receipt by the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Preferred Stock for transfer and registration in the name of the Depositary or its nominee of the Preferred Stock being deposited. Deposited Preferred Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine.

                  Upon receipt by the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents specified above, and upon recordation of the Preferred Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.

                  Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Designation, as such may be amended.

                  The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

                  Section 2.3. Optional Redemption of Preferred Stock for Cash. Whenever the Company shall elect to redeem shares of Preferred Stock for cash, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 45 days' prior written notice of the date of such proposed redemption of Preferred Stock and of the number of such shares of Preferred Stock held by the Depositary to be redeemed. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Certificate of Designation) of the Preferred Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the proceeds of such redemption) the number of Depositary Shares representing such redeemed

Preferred Stock. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "cash redemption date"), to the holders of record on the record date fixed for such redemption pursuant to
Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: the record date for the purposes of such redemption; the cash redemption date; the number of Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the cash redemption price; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; and that from and after the cash redemption date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue and the conversion rights in respect of such Preferred Stock will terminate at the close of business on the last business day preceding such cash redemption date. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Company.

                  Notice having been mailed by the Depositary as aforesaid, from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the conversion rights in respect of such Preferred Stock shall terminate, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share equal to one quarter of the cash redemption price per share paid in respect of the shares of Preferred Stock pursuant to the Certificate of Designation plus any other money and other property represented by each such Depositary Share. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation.

                  If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                  The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.3.

                  Section 2.4. Optional Exchange or Preferred Stock for Common Stock or Exchange Debt Securities. Whenever the Company shall elect to exchange all of the shares of Preferred Stock for Common Stock or Exchange Debt Securities, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 45 days' prior written notice of the date of such proposed exchange of Preferred Stock. On the date of such exchange, provided that the Company shall then have issued and deposited with the Depositary the Common Stock or Exchange Debt Securities for the Preferred Stock to be exchanged, the Depositary shall exchange the Depositary Shares representing the Preferred Stock in exchange for the Common Stock or Exchange Debt Securities issued in such exchange. The Depositary shall mail notice of such exchange and the proposed simultaneous exchange of the Depositary Shares representing the Preferred Stock to be exchanged, first-class postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for exchange for such Preferred Stock and Depositary Shares (the "exchange date"), to the holders of record on the record date for such exchange (determined pursuant to Section 4.4) of the Receipts evidencing the Depositary Shares to be so exchanged, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for exchange as to other holders. The Company shall provide the Depositary with such notice and each such notice shall state the record date for the purposes of such exchange, the exchange date, the place or places where Receipts evidencing Depositary Shares are to be surrendered for exchange, that dividends in respect of the Preferred Stock represented by the Depositary Shares to be exchanged will cease to accrue at the close of business on such exchange date, and that the conversion rights in respect thereof will terminate at the close of business on the last business day preceding such exchange date.

                  Notice having been mailed by the Depositary as aforesaid, from and after the exchange date (unless the Company shall default in issuing the Common Stock or Exchange Debt Securities in exchange for, or in making the final dividend payment on, the outstanding shares of Preferred Stock on the exchange date), all dividends in respect of the shares of Preferred Stock so called for exchange shall cease to accrue, the conversion rights in respect thereof shall terminate, the Depositary Shares being exchanged shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Common Stock or Exchange Debt Securities to be exchanged therefor) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Company or the Depositary shall so require and the notice shall so state), such Depositary Shares shall be accepted in exchange for such Common Stock or Exchange Debt Securities at an exchange rate per Depositary Share equal to one _____ of the exchange rate per share in respect of the shares of Preferred Stock plus all money and other property, if any, represented by each such Depositary Share, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Preferred Stock to be so exchanged and have not theretofore been paid. The foregoing shall further be subject to the terms and conditions of the Certificate of Designation.

                  Section 2.5. Transfers of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                  Section 2.6. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

                  Section 2.7. Surrender of Receipts and Withdrawal of Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Preferred Stock represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw stock (or money and other property, if any, represented thereby) which has previously been called for redemption or exchange. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of shares of Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.5) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. In no event will fractional shares of stock be distributed by the Depositary. Delivery of the Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                  If the Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

                  The Depositary shall deliver the Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  Section 2.8. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt or the exercise of any conversion right referred to in Section 2.11, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn (provided that the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion; and provided further that the holder of such Receipt shall pay the amount of any tax which is due if the shares are to be issued in a name other than the name of such holder)); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                  The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, the exercise of any conversion right referred to in Section 2.11 may be suspended, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Preferred Stock that are required to be registered under the Securities Act and are not so registered and the Company shall deliver to the Depositary written notice that, at the time of deposit, a registration statement under the Securities Act is in effect as to such shares of Preferred Stock.

                  Section 2.9. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided that, the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

                  Section 2.10. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                  [Section 2.11. Conversion of Preferred Stock into Common Stock or Exchange Debt Securities. It is understood and agreed that the Depositary Shares are not convertible into the Common Stock or any other securities or property of the Company. Nevertheless, as a matter of convenience, the Company hereby agrees to accept (or to cause its conversion agent to accept) the delivery of Receipts for the purpose effecting conversions of the Preferred Stock utilizing the same procedures as those provided for delivery of Preferred Stock certificates to effect such conversions in accordance with the terms and conditions of the Certificate of Designation; provided, however, that only whole Depositary Shares may be so submitted for conversion.

                  Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares evidenced by such Receipts into the number of whole shares of Common Stock, other shares of Preferred Stock or Exchange Debt Securities, as the case may be, obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designation) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designation. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designation, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts to the Depositary at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with (i) a notice of conversion thereof duly completed and executed (a "Notice of Conversion"), and (ii) any payment in respect of dividends required by the fifth paragraph of this Section 2.11, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Preferred Stock specified in such Notice of Conversion into whole shares of Common Stock, other shares of Preferred Stock or Exchange Debt Securities, as the case may be. In the event that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, other shares of Preferred Stock or Exchange Debt Securities, as the case may be, or any number of whole shares of Common Stock, Preferred Stock or Exchange Debt Securities plus an excess constituting less than one whole share of Common Stock, Preferred Stock or Exchange Debt Securities, the holder shall receive payment in lieu of such fractional shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, otherwise issuable in accordance with the last paragraph of this Section 2.11. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

                  Upon receipt by the Depositary of a Receipt or Receipts, together with a Notice of Conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Preferred Stock, the Depositary shall, on the date of receipt of such Notice of Conversion, instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written Notice of Conversion to the Depositary and (ii) to cause the delivery to the holder or holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any fractional shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, otherwise issuable. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such holder or holders of (i) a certificate or certificates evidencing the number of whole shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, into which the Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder or holders are entitled. The person or persons in whose name or names any certificate or certificates for shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion received by the Depositary, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert in excess of the number of Depositary Shares representing Preferred Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (ii) shall deliver for cancellation to the transfer agent for the Preferred Stock the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

                  If any Preferred Stock shall be called by the Company for redemption, the Depositary Shares representing such Preferred Stock may be converted into Common Stock or Exchange Debt Securities as provided in this Deposit Agreement until and including, but not after, the close of business on the Redemption Date unless the Company shall default in making payment of the amount payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts representing any Preferred Stock called for redemption, together with a properly completed and executed Notice of Conversion, the shares of Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion.

                  Upon any conversion of the Preferred Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Preferred Stock except that if any holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion of the underlying Preferred Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares called for redemption on a Redemption Date during such period), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the holder of record of such Receipt is entitled to receive on such dividend payment date in respect of the underlying Preferred Stock to be converted.

                  Upon the conversion of any shares of Preferred Stock for which a Notice of Conversion has been received by the Depositary, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, any cash payable with respect to any fractional shares of Common Stock, Preferred Stock or Exchange Debt Securities, as the case may be, as provided herein and any cash payable on account of accrued dividends in respect of the Preferred Stock so converted and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.10 hereof.

                  No fractional shares of Common Stock, Preferred Stock or Exchange Debt Securities shall be issuable upon conversion of Preferred Stock underlying the Depositary Shares. If, except for the provisions of this Section
2.11 and the Certificate of

Designation, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Preferred Stock would be entitled to a fractional share of Common Stock, Preferred Stock or Exchange Debt Securities upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share determined in accordance with the Certificate of Designation.]


                                  ARTICLE III.

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

                  Section 3.1. Filing Proofs, Certificates and Other Information. Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution, the sale of any rights or of the proceeds thereof, the exercise of any conversion right referred to in Section 2.11, the delivery of any Common Stock or Exchange Debt Securities upon such conversion or the delivery of any Common Stock or Exchange Debt Securities pursuant to Section 2.4 upon such exchange until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                  Section 3.2.. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Depositary Shares evidenced by such Receipt, the Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, the exercise of any conversion right referred to in Section 2.11 or any transaction referred to in Section 4.6, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt; provided that, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion; and provided further, that the holder of such Receipt shall pay the amount of any tax which is due if the shares are to be issued in a name other than the name of such holder. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, such conversion right may be refused and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such

Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

                  Section 3.3. Representations and Warranties as to Preferred Stock. In the case of the initial deposit of the Preferred Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

                  Section 3.4. Representation and Warranty as to Receipts. The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Preferred Stock. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts.

                  Section 3.5. Representation and Warranty as to Common Stock. The Company hereby represents and warrants that the Common Stock issuable upon conversion of the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion of the Preferred Stock into such Common Stock.

                  Section 3.6. Representation and Warranty as to Common Stock or Exchange Debt Securities. The Company hereby represents and warrants that the Common Stock or Exchange Debt Securities issuable upon conversion of the Preferred Stock, when issued, will be duly authorized and constitute legal, valid and binding obligations of the Company in accordance with their terms and the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws now or hereinafter in effect affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Such representation and warranty shall survive the conversion of the Preferred Stock into such Common Stock or Exchange Debt Securities.


                                   ARTICLE IV.

                          THE PREFERRED STOCK, NOTICES

                  Section 4.1. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.3, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                  Section 4.2. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Preferred Stock, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

                  Section 4.3. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.1 in the case of a distribution received in cash.

                  If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

                  If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  Section 4.4. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

                  Section 4.5. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a

Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

                  Section 4.6. Changes Affecting Preferred Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and any other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                  Section 4.7. Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Preferred Stock and made generally available to the holders of Preferred Stock.

                  Section 4.8. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall, [at the Company's] expense up to four times per calendar year, furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary. If the Company shall make more than four such requests during any calendar year, then in each case the Depositary shall promptly upon the Company's request furnish it with such a list as of a recent date, but the cost of complying with each such request shall be borne by the Company.


                                   ARTICLE V.

                         THE DEPOSITARY AND THE COMPANY

                  Section 5.1. Maintenance of Offices, Agencies, Transfer Books by the Depositary, the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc., the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulations.

                  Section 5.2. Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                  Section 5.3. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

                  Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Stock, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary, its parent, affiliate, or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the

Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

                  It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

                  Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Preferred Stock, the Depositary Shares, the Receipts (except its counter-signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

                  The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of the Receipts, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

                  Section 5.4. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor Depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

                  Section 5.5. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designation to be furnished by the Company to holders of Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

                  Section 5.6. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence or bad faith on the part of any such person or persons.

                  Section 5.7. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses. The Depositary shall present its statement for fees, charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                   ARTICLE VI.

                            AMENDMENT AND TERMINATION

                  Section 6.1. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, registrar or transfer agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Designation shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the Depositary Shares then outstanding. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.3, 2.7, 2.8 and 2.11 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                  Section 6.2. Termination. Whenever so directed by the Company and approved by the holders of at least a majority of the Depositary Shares then outstanding, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.

                  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Preferred Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Preferred Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

                  This Agreement shall automatically terminate after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3,
(ii) all outstanding Depositary Shares have been exchanged pursuant to Section 2.4, (iii) each share of Preferred Stock shall have been converted into shares of Common

Stock pursuant to Section 2.11, or (iv) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable.

                  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement (including under Section 2.11) except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7.


                                  ARTICLE VII.

                                  MISCELLANEOUS

                  Section 7.1. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                  Section 7.2. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  Section 7.3. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 7.4. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 3555 Farnam Street, Omaha, Nebraska 68131, Attention: Senior Vice President,

General Counsel and Secretary, or at any other place to which the Company may have transferred its principal executive office.

                  Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

                  Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

                  Section 7.5. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                  The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Receipts and the Depositary hereby accepts such appointments.

                  Section 7.6. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                  Section 7.7. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York.

                  Section 7.8. Inspection of Deposit Agreement and Certificate of Designation. Copies of this Deposit Agreement and the Certificate of Designation shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                  Section 7.9. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, Level 3 Communications, Inc. and [Name of Bank] have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                    LEVEL 3 COMMUNICATIONS, INC.



                                    By:___________________________
Attest:                                 Authorized Officer


                                    [NAME OF BANK]



                                    By:___________________________
Attest:                                Authorized Signatory

                                   EXHIBIT A/1/

                                    FORM OF
                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES,
                   EACH REPRESENTING ONE ______ OF A SHARE OF
                                PREFERRED STOCK
                           ($.01 par value per share)

                                       OF

                          LEVEL 3 COMMUNICATIONS, INC.
             (Incorporated under the Laws of the State of Delaware)



                          ____________________________

No. . . . . .            . . . . . . . . Depositary Shares (each Depositary
                              Share represents one [fraction] of a share of Preferred Stock ($.01 par value per share))

        1. [Name of Bank], with an office at the time of the execution of the Deposit Agreement (as defined below) at ___________________________ (or together with the corporate office of the Depositary in the Borough of Manhattan, New York, New York at which its business in respect of matters governed by the Deposit Agreement is administered at any later time, being at such time, the "Corporate Office"), as Depositary (the "Depositary"), hereby certifies that __________________ is the registered owner of Depositary Shares (the "Depositary Shares"), each Depositary Share representing one [fraction] of a share of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of Level 3 Communications, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Preferred Stock and held by the Depositary under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby, including the dividend, voting, conversion, redemption and liquidation rights contained in the Certificate of Designation adopted by the Board of Directors of the Company or a duly authorized committee thereof

------------------------
/1/ A Form of Depositary Receipt will be prepared for each class or series of Preferred Stock.

establishing the rights, preferences, privileges and limitations of the Preferred Stock (the "Certificate of Designation"), copies of which are on file at the Corporate Office. The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Certificate of Incorporation of the Company, the Deposit Agreement and the Certificate of Designation.

        2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of _________, ____ (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Depositary's Agent) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

        3. Optional Redemption of Preferred Stock for Cash. Whenever the Company shall elect to redeem shares of Preferred Stock for cash, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 45 days' prior written notice of the date of such proposed redemption of Preferred Stock and of the number of shares of Preferred Stock held by the Depositary to be redeemed. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Certificate of Designation) of the Preferred Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the proceeds of such redemption) the number of Depositary Shares representing such redeemed Preferred Stock. The Depositary shall mail notice of the redemption of Preferred Stock and the proposed simultaneous redemption of Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "cash redemption date"), to the holders of record on the record date fixed for such redemption as provided in Paragraph 14 below of the Receipts evidencing Depositary Shares to be redeemed. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Company. Notice having been mailed as aforesaid, from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it on such date), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding, all rights of holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price) shall, to the extent of such Depositary Shares, cease and terminate and from and after the last business day preceding such cash redemption date the conversion rights in respect of such Preferred Stock shall terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at the cash redemption price therefor specified in said notice, plus any other money and other property. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

        4. Optional Exchange of Preferred Stock for Common Stock or Exchange Debt Securities. Whenever the Company shall elect to exchange all of the shares of Preferred Stock for Common Stock or Exchange Debt Securities, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 45 days' prior written notice of the date of such proposed exchange of Preferred Stock. On the date of such exchange, provided that the Company shall then have issued and deposited with the Depositary the Common Stock or Exchange Debt Securities for the Preferred Stock to be so exchanged, the Depositary shall exchange the Depositary Shares representing the Preferred Stock for the Common Stock or Exchange Debt Securities issued in such exchange. The Depositary shall mail notice of such exchange and the proposed simultaneous exchange of the Depositary Shares representing the Preferred Stock to be exchanged, not less than 30 and not more than 60 days prior to the date fixed for exchange for such Preferred Stock and Depositary Shares (the "exchange date"), to the holders of record on the record date for such exchange (determined as provided in Paragraph 15 below) of the Depositary Shares to be so exchanged. Notice having been mailed by the Depositary as aforesaid, from and after the exchange date (unless the Company shall default in issuing the Common Stock or Exchange Debt Securities in exchange for, or in making the final dividend payment on, the outstanding shares of Preferred Stock on the exchange date), all dividends in respect of the shares of Preferred Stock so called for exchange shall cease to accrue, the conversion rights in respect thereof will terminate, the Depositary Shares being exchanged shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Common Stock or Exchange Debt Securities) shall, to the extent of such Depositary Shares, cease and terminate and upon surrender in accordance with said notice of the Receipt evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Company or the Depositary shall so require and the notice shall so state), such Depositary Shares shall be accepted by the Depositary for such Common Stock or Exchange Debt Securities at an exchange rate specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Preferred Stock to be so exchanged and have not theretofore been paid. The foregoing shall further be subject to the terms and conditions of the Certificate of Designation.

        5. Surrender of Receipts and Withdrawal of Preferred Stock, Conversion of Preferred Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office, or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, any or all of the Preferred Stock (including fractional shares of Preferred Stock) and all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Receipt; provided, that a holder of a Receipt or Receipts may not withdraw stock (or money and other property, if any, represented thereby) which has previously been called for redemption and exchange. In the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number (whole or fractional) of shares of Preferred Stock to be withdrawn, the Depositary shall, in addition to such number (whole or fractional) of shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such stock under the Deposit Agreement or to receive Depositary Shares therefor.

          It is understood and agreed that the Depositary Shares are not convertible into the Common Stock or any other securities or property of the Company. Nevertheless, as a matter of convenience, the Company has agreed in
Section 2.11 of the Deposit Agreement to accept (or cause its conversion agent to accept) the delivery of Receipts for the purpose of effecting conversions of the Preferred Stock utilizing the same procedures as those provided for delivery of Preferred Stock certificates to effect such conversions in accordance with the terms and conditions of the Certificate of Designation; provided, however, that only whole Depositary Shares may be so submitted for conversion. If fewer than all of the Depositary Shares represented by this Receipt are to be converted, the Company shall instruct the Depositary to issue a new Receipt or Receipts for the Depositary Shares not to be converted. For this purpose, the holder of this Receipt may surrender this Receipt to the Company, in care of the Depositary at the Corporate Office or at such other office as the Company may from time to time designate for such purpose, together with (i) a duly completed and executed Notice of Conversion in the form included in this Receipt and (ii) any payment in respect of dividends as required by Section 2.11 of the Deposit Agreement. In all cases the foregoing shall be conditioned upon compliance in full by the holder of this Receipt with the terms and conditions of the Certificate of Designation and of the Deposit Agreement.

        6. Transfers, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

        7. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt or the exercise of any conversion right referred to in Section 2.11 of the Deposit Agreement, the Depositary, any of the Depositary's Agents or the Company, may require any or all of the following:
(i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being deposited or withdrawn (provided that the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion; and provided further that the holder of such Receipt shall pay the amount of any tax which is due if the shares are to be issued in a name other than the name of such holder); (ii) proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the Deposit Agreement. Any person presenting Preferred Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper.

        8. Suspension of Delivery, Transfer, etc. The deposit of Preferred Stock, the delivery of this Receipt against Preferred Stock, the transfer, split-up, combination, surrender or exchange of this Receipt or the exercise of any conversion right referred to in Section 2.11 of the Deposit Agreement may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

        9. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Depositary Shares evidenced by this Receipt, the Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, the exercise of any conversion right referred to in Section
2.11 of the Deposit Agreement or any transaction referred to in Section 4.6 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof provided that the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion; and provided further that the holder of such Receipt shall pay the amount of any tax which is due if the shares are to be issued in a name other than the name of such holder. Until such payment is made, transfer of this Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld, such conversion right may be refused and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof. Any dividend or other distribution or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

        10. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, registrar or transfer agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or
(ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Designation shall be effective unless such amendment shall have been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions, or voting, redemption or conversion rights of the Depositary Shares, Receipts or Preferred Stock, two-thirds) of the Depositary Shares then outstanding. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Deposit Agreement) or that shall otherwise prejudice any substantial existing right of holders of Receipts shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of paragraphs 7 and 8 hereof and of Sections 2.3, 2.7, 2.8 and 2.11 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        11. Fees, Charges and Expenses of Depositary. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges, and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Preferred Stock, holders of Receipts or other persons.

        12. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.5 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        13. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, including any cash received upon redemption of any shares of the Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes, or otherwise required by law, regulation or court order. Other distributions received on the Preferred Stock may be distributed (subject to such withholding as may be required on account of taxes or otherwise required by law, regulation or court order) to such holders of Receipts as provided in the Deposit Agreement.

        14. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer to persons in whose name Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct.

        15. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

        16. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable, mail to the holders of Receipts a notice, which shall contain
(i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 14 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the Depositary Shares evidenced by their respective Receipts, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

        17. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of

Receipts at the Corporate Office and at such other places as it may from time to time deem advisable any reports and communications received from the Company that are both received by the Depositary as the holder of Preferred Stock and made generally available to the holders of Preferred Stock by the Company. The Depositary shall keep books for the registration and transfer of Receipts which at all reasonable times will be open for inspection by the record holders of Receipts as provided by applicable law.

        18. Liability of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided for in the Deposit Agreement.

        19. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

          Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Stock, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance on documents believed by it to be genuine or upon the advice of or information from legal counsel, accountants, any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

        20. Termination of Deposit Agreement. Whenever so directed by the Company and approved by the holders of at least a majority of the Depositary Shares then outstanding, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

          If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

        21. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York.

          This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED PREFERRED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY PREFERRED STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE RECEIPTS, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE DEPOSITARY SHARES.

          The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of preferred shares authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other series.


                              Dated:


                              [NAME OF BANK]



                              By:______________________________
                                    Authorized Signature

                [FORM OF NOTICE OF CONVERSION INTO COMMON STOCK]


          The undersigned holder of this Receipt for Depositary Shares (the "Depositary Shares") hereby irrevocably exercises the option to convert ______ shares of the Preferred Stock (the "Preferred Stock") represented by the Depositary Shares evidenced by this Receipt into shares of Common Stock (and any other applicable securities or property) of Level 3 Communications, Inc. in accordance with the terms of and conditions of the Preferred Stock as established in the Certificate of Designation in respect thereof and further as provided in Section 2.11 of the Deposit Agreement, dated as of ______ __, 199_, among Level 3 Communications, Inc., _________ as Depositary, and the holders from time to time of Receipts referred to in such Deposit Agreement, and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional shares of Common Stock and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of Preferred Stock indicated above is less than the number of shares of Preferred Stock on deposit with the Depositary in respect of this Receipt, the undersigned directs that the Company instruct the Depositary to issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of the Preferred Stock (including fractional shares of Preferred Stock) not to be converted.

Dated:                    Signature:__________________________
                                    NOTE:  The signature to this notice of
                                    conversion must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatever.

              (Please print name and address of registered holder)

Name___________________________________________________________

Address________________________________________________________

          (Please indicate other delivery instructions, if applicable)

Name___________________________________________________________

Address________________________________________________________

                              [FORM OF ASSIGNMENT]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________ the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints __________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.

Dated:                    Signature:__________________________
                                    NOTE: The signature to this assignment must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatever.

                                        Signature Guaranteed:

                                        _________________________

                                     A-13